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                                                                    EXHIBIT 23.2




         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated October 30, 2003 accompanying the consolidated statements of earnings, stockholders' equity, comprehensive income and cash flows of Peoples Community Bancorp, Inc. for the year ended September 30, 2003, contained in Peoples Community Bancorp's Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/Grant Thornton LLP

Cincinnati, Ohio
April 21, 2006